Exhibit 32.1



                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10- Q of Golden Dragon Holding Co. for the quarterly ended March 31, 2012, I, David J. Cutler, Principal Executive and Accounting Officer of Concord Ventures, Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

     a) such Quarterly Report on Form 10-Q of Golden Dragon Holding Co. for the quarter ended March 31, 2012, fully complies with the require-ments of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b) the information contained in such Quarterly Report on Form 10-Q of Golden Dragon Holding Co. for the quarter ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Golden Dragon Holding Co.


Date: May 4, 2012

                                    /s/ David J. Cutler
                                    -----------------------------------------
                                    David J. Cutler, Chief Executive Officer
                                    and Chief Financial Officer
                                    (Principal Executive and Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.